UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 18, 2015

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100
Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Blue Dolphin Energy Company (“Blue Dolphin”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on December 16, 2015.  At the Annual Meeting, stockholders considered proposals to: (i) elect five (5) director nominees, all of whom shall serve until their successors are duly elected and qualified, or until their earlier resignation or removal, (ii) ratify the selection of UHY LLP (“UHY”) as Blue Dolphin’s independent public accounting firm for the fiscal year ending December 31, 2015; and (iii) transact any other business that may properly come before the Annual Meeting.  These matters were set forth in Blue Dolphin’s Proxy Statement as filed with the Securities and Exchange Commission on November 18, 2015 (the “Proxy Statement”) pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The voting results are set forth below:

1.	All director nominees were elected:

			Votes
	For	Against	Withheld	Broker Non-Votes
Jonathan P. Carroll	9,064,399	0	18,224	0
Ryan A. Bailey	9,077,205	0	5,418	0
Amitav Misra	9,065,045	0	17,578	0
Christopher T. Morris	9,065,188	0	17,435	0
Herbert N. Whitney	9,056,399	0	26,224	0

2.	UHY was ratified:

For	Against	Abstain	Broker Non-Votes
9,078,766	3,854	3	0

3.	Any other business that properly came before the Annual Meeting was permitted to be transacted:

For	Against	Abstain	Broker Non-Votes
8,525,490	556,936	197	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 18, 2015

Blue Dolphin Energy Company /s/ JONATHAN P. CARROLL Jonathan P. Carroll Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)